ASSIGNMENT OF MEMBERSHIP INTEREST
IN
JUBILEE INTEL, LLC
A NEVADA LIMITED LIABILITY COMPANY

THIS ASSIGNMENT OF MEMBERSHIP INTEREST is made effective as of May 12, 2025, by and between Hallmark Venture Group, Inc., a Florida corporation ("Assignor"), and Evan Bloomberg ("Assignee").

WHEREAS, Assignor owns 100% of the membership interests (the "Membership Interest") in Jubilee Intel, LLC, a Nevada limited liability (the "Company"); and

WHEREAS, Assignor desires to assign, and transfer all of Assignor's right, title and interest in and to the Membership Interest to Assignee, and Assignee desires to accept the transfer of all of Assignor's right, title and interest in and to the Membership Interest from Assignor.

NOW, THEREFORE, the parties agree as follows:

1. **Purchase and Sale; Assignment**. As consideration for the Membership Interest, Assignee hereby agrees to arrange and ensure the transfer and assignment of 100,000 shares of Hallmark Venture Group, Inc. Series A Preferred Stock to Selkirk Global Holdings, LLC.

2. **Assumption of Obligation**. Assignee hereby agrees to assume the obligations of the Assignor as a member in the Company with respect to the Membership Interest.

3. **Representations of Assignor**. The Assignor hereby represents and warrants that (i) the Membership Interest has not been sold, assigned, transferred or set over by any instrument now in force; (ii) Assignor has the right to transfer the Membership Interest as contemplated by this Assignment; and (iii) upon transfer of the Membership Interest, Assignee will have obtained and will own the Membership Interest free, clear and unencumbered.

4. **Further Assurances**. Assignor and Assignee covenant and agree that each shall take any further actions as may be reasonably necessary to implement the transactions contemplated by this Assignment.

5. **Acknowledgement & Consent**. The Company hereby acknowledges the foregoing transfer and assignment of Membership Interest. The Company agrees to reflect Assignee as holder of the Membership Interest in the books and records of the Company.

IN WITNESS WHEREOF, this instrument is executed by the parties as of the date set forth above.

ASSIGNOR:
HALLMARK VENTURE GROUP, INC.

Paul Strickland, Secretary

ASSIGNEE:

Evan Bloomberg